   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2000



                                                      REGISTRATION NO. 333-44106

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

                     BERMUDA                                          NOT APPLICABLE
           (State or other jurisdiction                               (IRS Employer
        of incorporation or organization)                          Identification No.)

                            ------------------------

                        THE ZURICH CENTRE, SECOND FLOOR
                               90 PITTS BAY ROAD
                            PEMBROKE HM 08, BERMUDA
                                (441) 292-8674*
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

*Tyco International Ltd. maintains its registered and principal executive offices at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The executive offices of Tyco's principal United States subsidiaries are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.


                                                        COPIES TO:
                                                                                   FATI SADEGHI, ESQ.
                  MEREDITH B. CROSS, ESQ.                                       SENIOR CORPORATE COUNSEL
                 WILMER, CUTLER & PICKERING                                   TYCO INTERNATIONAL (US) INC.
                     2445 M STREET, NW                                               ONE TYCO PARK
                    WASHINGTON, DC 20037                                      EXETER, NEW HAMPSHIRE 03833
                       (202) 663-6000                                                (603) 778-9700


                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the issuance and distribution of the Securities covered by this registration statement are as follows:

SEC registration fee (actual)...........................  $  660,000
Printing and engraving expenses.........................  $  250,000
Legal fees and expenses.................................  $  200,000
Accounting fees and expenses............................  $  100,000
Miscellaneous...........................................  $   94,000
                                                          ----------
      Total.............................................  $1,304,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Bye-Law 102 of Tyco's Bye-Laws provides, in part, that Tyco shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 (as amended) of Bermuda. Section 98 of the Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of fraud or dishonesty of the director or officer. However, such section permits Tyco to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    Tyco maintains $100 million of insurance to reimburse the directors and officers of Tyco and its subsidiaries, for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Tyco or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by Tyco pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         3.1            Memorandum of Association (incorporated by reference to
                        Exhibit 3.1 to the Registrant's Annual Report on Form 10-K
                        for the year ended December 31, 1992)

         3.2            Certificate of Incorporation on change of name (incorporated by reference to Exhibit 3.2 to the Registrant's Current
                        Report on Form 8-K filed July 10, 1997)

         3.3 Bye-Laws of Tyco (incorporated by reference to Exhibit 3.3 to the Registrant's Form S-3 filed April 23, 1998 (File
                        No. 333-50855) and to Exhibit 3.5 to the Registrant's
                        Current Report on Form 8-K filed September 14, 1999)

         4.1            Form of Senior Indenture (incorporated by reference to
                        Exhibit 4.5 to the Registrant's Form S-3 filed February 13,
                        1998 (File No. 333-43333))

         4.2            Form of Subordinated Indenture**

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         4.3            Form of Common Share Certificate (incorporated by reference to Exhibit 4.7 to the Registrant's Form S-3 filed
                        February 13, 1998 (File No. 333-43333))

         4.4            Form of Preference Share Certificate*

         4.5            Form of Deposit Agreement*

         5.1            Opinion of Appleby Spurling & Kempe

         5.2            Opinion of Wilmer, Cutler & Pickering

        12              Computation of Ratio of Earnings to Fixed Charges**

        23.1            Consent of PricewaterhouseCoopers**

        23.2            Consent of Deloitte & Touche LLP**

        23.3            Consent of Arthur Andersen LLP**

        23.4 Consent of Appleby Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto)

        23.5 Consent of Wilmer, Cutler & Pickering (contained in the opinion filed as Exhibit 5.2 hereto)

        24              Powers of Attorney**

        25.1            Statement of Eligibility of Trustee on Form T-1 for Senior
                        Indenture (incorporated by reference to Exhibit 25 to the Registrant's Form S-3 filed February 13, 1998 (File
                        No. 333-43333))

        25.2            Statement of Eligibility of Trustee on Form T-1 for
                        Subordinated Indenture*


------------------------

* To be filed by amendment or under cover of Form 8-K and incorporated herein by reference.


**  Previously filed.


ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 15th day of September, 2000.


                                                       TYCO INTERNATIONAL LTD.

                                                       By:              /s/ MARK H. SWARTZ
                                                            -----------------------------------------
                                                                          Mark H. Swartz
                                                                EXECUTIVE VICE PRESIDENT AND CHIEF
                                                                        FINANCIAL OFFICER
                                                               (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                                             OFFICER)


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on September 15, 2000 in the capacities indicated below.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chairman of the Board, President,
     -------------------------------------------       Chief Executive Officer and Director
                 L. Dennis Kozlowski                   (Principal Executive Officer)

                          *                            Director
     -------------------------------------------
                 Michael A. Ashcroft

                          *                            Director and Vice President
     -------------------------------------------
                  Joshua M. Berman

                          *                            Director
     -------------------------------------------
                  Richard S. Bodman

                          *                            Director
     -------------------------------------------
                    John F. Fort

                          *                            Director
     -------------------------------------------
                   Stephen W. Foss

                          *                            Director
     -------------------------------------------
                  Philip M. Hampton

                          *
-----------------------------------------------------  Director
                    Wendy E. Lane
                          *                            Director
     -------------------------------------------
                James S. Pasman, Jr.

                          *                            Director
     -------------------------------------------
                  W. Peter Slusser

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ MARK H. SWARTZ                    Executive Vice President and
     -------------------------------------------       Chief Financial Officer
                   Mark H. Swartz                      (Principal Financial and Accounting Officer)

                          *                            Director
     -------------------------------------------
                 Frank E. Walsh, Jr.


*By: /s/ MARK H. SWARTZ
    --------------------------------------
    Mark H. Swartz
    ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         3.1            Memorandum of Association (incorporated by reference to
                        Exhibit 3.1 to the Registrant's Annual Report on Form 10-K
                        for the year ended December 31, 1992)

         3.2            Certificate of Incorporation on change of name (incorporated by reference to Exhibit 3.2 to the Registrant's Current
                        Report on Form 8-K filed July 10, 1997)

         3.3 Bye-Laws of Tyco (incorporated by reference to Exhibit 3.3 to the Registrant's Form S-3 filed April 23, 1998 (File
                        No. 333-50855) and to Exhibit 3.5 to the Registrant's
                        Current Report on Form 8-K filed September 14, 1999)

         4.1            Form of Senior Indenture (incorporated by reference to
                        Exhibit 4.5 to the Registrant's Form S-3 filed February 13,
                        1998 (File No. 333-43333))

         4.2            Form of Subordinated Indenture**

         4.3            Form of Common Share Certificate (incorporated by reference to Exhibit 4.7 to the Registrant's Form S-3 filed
                        February 13, 1998 (File No. 333-43333))

         4.4            Form of Preference Share Certificate*

         4.5            Form of Deposit Agreement*

         5.1            Opinion of Appleby Spurling & Kempe

         5.2            Opinion of Wilmer, Cutler & Pickering

        12              Computation of Ratio of Earnings to Fixed Charges**

        23.1            Consent of PricewaterhouseCoopers**

        23.2            Consent of Deloitte & Touche LLP**

        23.3            Consent of Arthur Andersen LLP**

        23.4 Consent of Appleby Spurling & Kempe (contained in the opinion filed as Exhibit 5.1 hereto)

        23.5 Consent of Wilmer, Cutler & Pickering (contained in the opinion filed as Exhibit 5.2 hereto)

        24              Powers of Attorney**

        25.1            Statement of Eligibility of Trustee on Form T-1 for Senior
                        Indenture (incorporated by reference to Exhibit 25 to the Registrant's Form S-3 filed February 13, 1998 (File
                        No. 333-43333))

        25.2            Statement of Eligibility of Trustee on Form T-1 for
                        Subordinated Indenture*


------------------------

* To be filed by amendment or under cover of Form 8-K and incorporated herein by reference.


**  Previously filed.